Exhibit 3.1


                      RESTATED ARTICLES OF INCORPORATION OF
                          ROCKY MOUNTAIN MINERALS, INC.

                       (Restated as at 16th November 1999)

Pursuant to the provisions of the Wyoming Business Corporation Act, Rocky Mountain Minerals, Inc. adopts the following Articles of Amendment to the Articles of Incorporation and Restated Articles of Incorporations:

FIRST: The name of the corporation, as amended, is Rocky Mountain Minerals, Inc.

SECOND: The Articles of Incorporation were amended by shareholders on March 28, 1998 and restated by the directors of the Corporation on November 16, 1999, in the manner prescribed by the Wyoming Business Corporation Act as follows:

                                    ARTICLE 1

                                      Name
                                      ----

The name of the Corporation shall be Rocky Mountain Minerals, Inc.

                                   ARTICLE II

                                    Duration
                                    --------

The period of duration of the Corporation shall be perpetual.



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                                   ARTICLE III

                          Objects, Purposes and Powers
                          ----------------------------

The purposes for which the Corporation is organised are to engage in any activity or business not in conflict with the laws of the State of Wyoming or of the United States and, without limiting the generality of the foregoing, specifically:

1. To engage in exploring, prospecting, drilling for, developing, mining, extracting, producing, milling, refining and otherwise processing for its own account and for the account of others any and every type of gas and other hydrocarbon substances, base and precious metals and fissionable materials.

2. To market any and all mineral substances, including all hydrocarbon substances, before or after refinement.

3. To manufacture, buy, sell and generally deal in any article, product or commodity produced as the result of or through the use of any inventions, devices, processes, discoveries, formulae, improvements, and/or modifications of any thereof, or any articles, products, commodities, supplies and materials used or suitable to be used in connection therewith or in any manner applicable or incidental thereto: to grant licenses, sub-licenses, rights, interests and/or privileges in respect of any of the foregoing; to supervise or otherwise exercise such control over its licensees or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or grantees, for the protection of its rights and interests therein; and to secure to it the payment of agreed royalties or other considerations.


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4.   To form, promote and assist, financially or otherwise, corporations, syndicates, partnerships, companies and associations of all kinds; to give any lawful guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligations or undertakings; and to achieve the purposes and exercise the power specified herein, either directly or through subsidiary corporations, syndicates, partnerships, companies or other associations.

5. To acquire, own, hold, develop, maintain, operate, manage, lease, sell, exchange, convey, mortgage, dispose of and otherwise deal in property of every nature and description, both real and personal, whether situated in the United States or elsewhere, so far as permissible by law; to pay for the same in cash, the stock of this Corporation, bonds or otherwise; to hold, exploit and develop or in any manner to dispose of or assign the whole or any part of the property so purchased; and to produce, refine and market any and all minerals or other products from any such operations.

6. To advance or negotiate the advance or money or interest on securities or otherwise; to lend money or negotiate loans; to draw, accept, endorse, discount, buy, sell and deliver bills of exchange, promissory notes, bonds, debentures, coupons and other negotiable instruments and securities; and to issue on commission, subscribe for, take, acquire and hold, sell, exchange and deal in shares, stocks, bonds, obligations and securities of any government or authority or company.


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7.   Generally, to carry on and undertake any business, undertaking, transaction or operation commonly carried on or undertaken by promoters and financiers; and to engage in any other business which may seem to the Corporation capable of being conveniently carried on in connection with the above or calculated, directly or indirectly, to enhance the value of or render profitable any of the Corporation's activities or business.

8. To have one or more offices to carry on all or any of its business and, without restrictions or limits, to purchase or otherwise acquire and to own, hold, maintain, work, develop, sell, trade, exchange, convey, mortgage, lease or otherwise dispose of, without limit as to amount, and in any part of the world, any property, real, personal or missed and any interests and rights, in whole or in part, therein.

9. To apply for, obtain, register, lease, purchase or otherwise acquire, hold, use, sell, trade, exchange, assign, mortgage or otherwise dispose of trademarks, copyrights, inventions, trade names, formulae, with or secured under letters patent of the United States or of other countries or otherwise, and to grant licenses in respect thereto, and otherwise turn the same to account.

10. To contract with the United States or any agency thereof, or any of the states or political subdivisions thereof, or with any persons in authority, municipalities, boards, bureaus or departments, or any political subdivisions of any state of the United States or colonies or territories thereof, or any foreign countries, or any political subdivisions thereof, and all corporations, firms, associations and individuals in relation to or in connection with any of the objects, purposes or business of the Corporation.


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11.   To act as a dealer for the sale of its own stocks and bonds and to execute all instruments incident to the above; to enter into underwriting agreements for the sale of its stocks and bonds or other securities; and to make and enter into options for the sale of its stock upon such terms and conditions as are permitted by the laws of the State of Wyoming and the United States.

12. To indemnify officers, directors and employees against harm or loss resulting from their actions in their capacities as such.

13. To purchase and to otherwise acquire and to hold, mortgage, pledge, sell, exchange or otherwise dispose of securities (which term includes, without limitation of the generality thereof, any shares of stocks, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase of subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by such persons, firms, associations, corporations or governments or subdivisions thereof; to make payment therefore in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

14. To lend its uninvested funds from time to time to such extent to such persons, firms, associations, corporations, governments or subdivisions thereof and on such terms and on such security, if any, as the Board of Directors of the Corporation, may determine.

15. To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance, of, sinking fund or other obligations of any securities and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any persons, firms, association, corporation, government or subdivision thereof, or of any other combination, organisation or entity whatsoever.


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16.  To conduct its business in Wyoming, other states, the District of Columbia, the territories and colonies of the United States and foreign countries and territories and colonies thereof; to have one or more offices outside of this state; and to acquire, purchase, hold, mortgage, pledge, assign, transfer and convey real and personal property out of Wyoming.

17. In furtherance of and not in limitation of the powers conferred by the laws of the State of Wyoming, the Board of Directors is expressly authorised without the assent or the vote of the stockholders to issue bonds, debentures or other obligations of the Corporation, secured or unsecured, from time to time, for any of the objects or purpose of the Corporation and to include therein such provisions as the redeemability, convertibility into stock, or otherwise, and to sell or otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper and as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors.

18. To such extent as a corporation organised under the laws of the State of Wyoming may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, in connection with, or incident to the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and, in general, to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or thereafter be organised to do or to exercise under the laws of the State of Wyoming or under any act amendatory thereof, supplemental thereto or substituted therefore.


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19.  To become a member of one or more partnerships, limited partnerships, joint ventures or similar associations.

The several clauses contained in this statement of purposes shall be construed as both purposes and powers; and the statements contained in each clause shall be in nowise limited or restricted, by reference t or inference from the terms of any other clause, but shall be regarded as independent purposes and powers. No recitation, expression or declaration of specific purposes or special powers herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

                                   ARTICLE IV

The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 300,000,000 shares, of which 50,000,000 shares shall be shares of Preferred Stock of the par value of $.05 per share, and 250,000,000 shares shall be shares of Common Stock, $.001 par value per share.

(a) Preferred Stock The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock shall be as follows:


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(1) The Board of Directors is expressly authorised at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated an expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

     a. The designation and number of shares of such series.

     b. The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of Common Stock or Preferred Stock or in assets of the corporation, including any precious metals, and whether such dividends shall be cumulative or noncumulative.

     c. Whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

     d. The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.


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     e. Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or for any other series of any class or classes of capital stock of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

     f. The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise.

     g. The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

     h. The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

(2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have o voting power whatsoever.

(b) Common Stock The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers and the restrictions and limitations of the preferred stock.


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Subject to preferential dividend rights, if any, of the holders of Preferred
Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefore at such times and in such amounts as the Board of Directors shall determine.

Dividends on shares of common Stock and Preferred Stock may be paid in shares of Common stock or Preferred Stock, and such dividends may also be paid out of the depletion reserves of the Corporation.

The limitations and relative rights of shares of Common stock described in this
Article IV shall be as follows:

(i)   All stock, when issued, shall be fully paid and nonassessable.

(ii) No holder of shares of Common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorised to issue. The Board of Directors of the Corporation may, however, in its discretion by resolution determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said Board in its discretion may determine.


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(iii)  Each share of Common Stock shall be entitled to one vote at stockholders'
meetings, either in person or by proxy. Cumulative voting in election of directors shall be permitted.

(iv) The Board of Directors may cause any Common Stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit; provided, however, that such special restrictions, qualifications, limitations or special rights shall be conspicuously noted in summary form on the certificate evidencing ownership of stock.

(v) The Corporation's Common Stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors; provided that the consideration so fixed is not less than par value.

(vi) Subject to the laws of the State of Wyoming and to the limitations and relative rights expressed in these Articles of Incorporation, all holders of shares of the Corporation's Common Stock shall be entitled equally (on a per share basis) to all usual rights and privileges of shareholders.


                                    ARTICLE V

                                Place of Business
                                -----------------

The address of the Corporation's principal place of business is 212 South Marina Street, PO Box 4344, Prescott, Arizona 86302. The initial agent for service of process at that address will be William Ray Hill, Jr.

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                                   ARTICLE VI

                                    Directors
                                    ---------

The affairs of the Corporation shall be governed by a Board of Directors of not less than three or more than seven directors who shall be elected in accordance with the By-Laws of the Corporation and the statutes of the State of Wyoming now or hereafter in effect. The number of directors shall be increased or decreased in accordance with the By-Laws of the Corporation and the laws of the State of Wyoming as now or hereafter in effect, except that the number constituting the initial Board of Directors, who hold office at the time of adoption of this Amendment, are as follows:

Name                                     Address
----                                     -------
Ernest Geoffrey Albers                   Level 25
                                         500 Collins Street
                                         Melbourne 3000
                                         Victoria, Australia

Richard Douglas Fraser                   80 O'Shanassy Street
                                         Sunbury 3429
                                         Victoria, Australia

Richard Bain                             5801 Lumberdale #243
                                         Houston, Texas 77092

Don Knaute                               19505 FM #149
                                         Houston, Texas 77070


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Directors of the Corporation need not be residents of the State of Wyoming and need not own shares of the Corporation" stock.

Meetings of the Board of Directors, regular or special, may be held within or without the State of Wyoming upon such notice as may be prescribed by the By-Laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors needs to be specified in the notice of waiver of notice of any such meeting unless the By-Laws of the Corporation otherwise require.

A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting of shareholders of the Corporation or a special meeting of such shareholders called for that purpose.


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The Board of Directors shall have the power to designate, by resolution passed by a majority of the whole Board, not less than two of its members to constitute an Executive Committee which, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the directors, including the power to authorise the seal of the Corporation to be affixed to all papers that may require it; and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by order of the Board of Directors.

The Board of Directors of the Corporation may, from time to time, distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

         1. No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

         2. Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.


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                                   ARTICLE VII

                                     By-Laws
                                     -------

The By-Laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal by By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as may otherwise be specifically provided in the By-Laws.

                                  ARTICLE VIII

            Transactions with Directors and other Interested Parties
            --------------------------------------------------------

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this Corporation, and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of this Corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation or a majority thereof; and any director of this Corporation who is also director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorise such a contract or transaction and may vote thereat to authorise such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.


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                                   ARTICLE IX

The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation to the full extent permitted by law.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of the statute.

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 17-1-141 of the Wyoming Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Wyoming Business Corporation Act is amended after this article is adopted to authorise corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended.


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Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

3. The foregoing amendment was adopted by the stockholders of Rocky Mountain Minerals, Inc. pursuant to the provisions of law on March 25, 1988.

4. On March 25, 1988, there were 49,465,099 shares of common stock of Rocky Mountain Minerals, Inc. outstanding and entitled to vote, and 27,405,800 shares of preferred stock outstanding and not entitled to vote.

5. The foregoing amendment does not provide for an exchange, reclassification or cancellation of issued shares since 25 March 1988.

6. The foregoing amendment does not effect any change in the amount of stated capital.


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                                    ROCKY MOUNTAIN MINERALS, INC.


                                    By /s/ Ernest Geoffrey Albers
                                       --------------------------
                                       Ernest Geoffrey Albers
                                       Chairman



                                    By /s/ William Ray Hill, Jr.
                                       ----------------------------
                                       William Ray Hill, Jr.
                                       Chief Financial Officer



STATE OF ARIZONA                                        )
                                                        )
COUNTRY OF YANAPA                                       )


Before me this 16th day of November, 1999 personally appeared
William Ray Hill, Jr. and Ernest Geoffrey Albers, who being first duly sworn, stated that they are the duly executed Chairman and Chief Financial Officer, respectively, of Rocky Mountain Minerals, Inc., a Wyoming corporation, and that they have duly executed the above Articles of Amendment on behalf of said corporation.

WITNESS my hand and official seal.



                                   //signed//
                                   -------------------------------------
                                   Notary Public

                                   Address:

                                   -------------------------------------

My commission expires:             -------------------------------------



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